UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2009

LEAF EQUIPMENT FINANCE FUND 4, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53667	61-1552209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 South Poplar Street, Suite 101, Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 819-5556

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant owns an interest in LEAF Commercial Finance Fund, LLC which, through a subsidiary, has a line of credit with Morgan Stanley Bank, N.A.  The maturity date for that facility was October 31, 2009.  The lender has agreed to forebear from exercising any of its rights or remedies resulting from the loan’s maturity until December 1, 2009.

In addition, the Registrant owns an interest in LEAF Funding, LLC which, through a subsidiary, has a line of credit with Morgan Stanley Bank, N.A., Morgan Stanley Asset Funding Inc. and The Royal Bank of Scotland PLC.  The maturity date for that facility was November 1, 2009.  The lenders have agreed to forebear from exercising any of their rights or remedies resulting from the loan’s maturity until December 1, 2009.

Both of these credit facilities are non-recourse to the Registrant, and the Registrant is engaged in discussions with the lenders to extend the maturity of both facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF EQUIPMENT FINANCE FUND 4, L.P.

By: LEAF Asset Management, LLC, its general partner

Date: November 5, 2009	By: /s/ Robert K. Moskovitz
Name: Robert K. Moskovitz
Title: Chief Financial Officer